FORM 8-A

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


             ----------------------------------

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) OR 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934

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ORION CAPITAL CORPORATION        ORION CAPITAL TRUST I
-----------------------------    -----------------------------
(Exact name of registrant as     (Exact name of registrant as
specified in its charter)        specified in its charter)

          Delaware                         Delaware
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(State of Incorporation or       (State of Incorporation or
Organization)                    Organization)

         95-6069054                       Applied For
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(IRS Employer Identification     (IRS Employer Identification
Number)                          Number)


      600 Fifth Avenue                 600 Fifth Avenue
New York, New York 10020-2302    New York, New York 10020-2302
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(Address of Principal            (Address of Principal
Executive Offices)               Executive Offices)



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Securities to be registered pursuant to Section 12(b) of the
                            Act:

                                  Name of each exchange
     Title of each class           on which each class
     to be so registered           is to be registered

            None.                    Not Applicable.

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1), please check the following box.  /  /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box.  /  /

Securities to be registered pursuant to Section 12(g) of the
Act:

                  8.73% Capital Securities
          (and the Guarantee with respect thereto)
           ---------------------------------------
                      (Title of Class)


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
          REGISTERED

For a full description of the 8.73% Capital Securities (the "Capital Securities") issued by Orion Capital Trust I, a Delaware statutory business trust (the "Trust") and the guarantee with respect to the Capital Securities by Orion Capital Corporation, a Delaware corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Exchange Securities -- Description of Exchange Capital Securities," "Description of Exchange Securities -- Description of Junior Subordinated Debentures," and "Description of Exchange Securities -- Description of Exchange Guarantee," in the Prospectus that forms part of the Registration Statement (Registration Nos. 333-21205 and 333-21205-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on February 5, 1997, under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus are incorporated herein by reference.


ITEM 2.   EXHIBITS

2.1  Certificate of Trust of Orion Capital Trust I.
     Incorporated by reference to Exhibit 4.3 to the Registration Statement.

2.2  Declaration of Trust of Orion Capital Trust I.
     Incorporated by reference to Exhibit 4.4 to the Registration Statement.

2.3  Amended and Restated Declaration of Trust of Orion
     Capital Trust I.  Incorporated by reference to Exhibit
     4.5 to the Registration Statement.

2.4  Form of Exchange Capital Security Certificate of Orion
     Capital Trust I.  Incorporated by reference to Exhibit
     4.6 to the Registration Statement.

2.5 Form of Exchange Capital Securities Guarantee Agreement for Orion Capital Trust I. Incorporated by reference to Exhibit 4.7 of the Registration Statement.

2.6  Indenture between Orion Capital Corporation and The
     Bank of New York.  Incorporated by reference to Exhibit
     4.1 to the Registration Statement.

2.7  Form of Exchange Junior Subordinated Debenture.
     Incorporated by reference to Exhibit 4.2 to the Registration Statement.


                         SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: June 17, 1997


ORION CAPITAL CORPORATION     ORION CAPITAL TRUST I


By:/s/ Michael P. Maloney     By:/s/ Michael P. Maloney
  ------------------------      ------------------------
   Michael P. Maloney            Michael P. Maloney
   Senior Vice President,        Administrative General
   Counsel and Secretary